EXHIBIT 10.27

                              CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement") is entered into and effective as of June 10, 2004 (the "Effective Date"), by and between MM Companies, Inc., a Delaware corporation (the "Corporation"), with its principal executive offices located at Jewelcor Center, 100 N. Wilkes-Barre Blvd., Wilkes-Barre, Pennsylvania 18702, and Jewelcor Management, Inc., a Nevada corporation (the "Independent Contractor"), having its principal executive offices located at 100 North Wilkes-Barre Boulevard, Wilkes-Barre, Pennsylvania 18702.

                                    RECITALS

      WHEREAS, the Corporation desires to retain the Independent Contractor to act as a consultant to assist in developing and implementing a strategic plan for the Corporation, to provide clerical, management, legal and accounting services and for other related consulting services to which the parties may agree (the "Services"); and

      WHEREAS, the Independent Contractor agrees to perform the Services for the Corporation under the terms and conditions set forth in this Agreement, it being expressly understood that the Independent Contractor shall perform Services as an independent contractor and nothing contained herein shall be construed to be inconsistent with this relationship or status;

      NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Independent Contractor hereby agree as follows:

                                   SECTION ONE
          REPRESENTATIONS AND WARRANTIES OF THE INDEPENDENT CONTRACTOR

      The Independent Contractor represents, warrants, covenants and agrees that:

      (a) the Independent Contractor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

      (b) the Independent Contractor has all necessary power and authority to execute and deliver this Agreement and to perform all of its obligations under this Agreement;

      (c) this Agreement has been duly and validly authorized, executed and delivered by the Independent Contractor, and constitutes the valid and binding obligation of the Independent Contractor, and is enforceable against the Independent Contractor in accordance with its terms; and

      (d) the execution, delivery and performance by the Independent Contractor of this Agreement does not (1) violate or conflict with any provision of the Independent Contractor's charter or by-laws; (2) violate, conflict with, or result in a breach or termination of (or require any consent or approval under) any agreement, license, arrangement or understanding, whether written or oral,

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to which the Independent Contractor is a party; or (3) violate any law, judgment, decree, order, rule or regulation applicable to the Independent Contractor.

                                   SECTION TWO
                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

      The Corporation represents, warrants, covenants and agrees that:

      (a) the Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

      (b) the Corporation has all necessary power and authority to execute and deliver this Agreement and to perform all of its obligations under this Agreement;

      (c) this Agreement has been duly and validly authorized, executed and delivered by the Corporation, and constitutes the valid and binding obligation of the Corporation, and is enforceable against the Corporation in accordance with its terms; and

      (d) the execution, delivery and performance by the Corporation of this Agreement does not (1) violate or conflict with any provision of the Corporation's Certificate of Incorporation or by-laws; (2) violate, conflict with, or result in a breach or termination of (or require any consent or approval under) any agreement, license, arrangement or understanding, whether written or oral, to which the Corporation is a party; or (3) violate any law, judgment, decree, order, rule or regulation applicable to the Corporation.

                                  SECTION THREE
                             NATURE OF THE SERVICES

      In accordance with the terms and conditions of this Agreement, the Independent Contractor shall, to the extent requested from time to time by the Corporation, perform Services for the benefit of the Corporation with respect to all matters relating to or affecting all items referenced in the Recitals hereto. The Independent Contractor shall perform such additional Services as may be agreed to by both parties from time to time in writing which, when so agreed, shall be deemed incorporated into this Agreement. The Independent Contractor shall perform Services at the direction of the President and Chief Executive Officer of the Corporation (or another executive officer of the Corporation as may be designated from time to time by the Board of Directors of the Corporation). As a part of the Independent Contractor's consulting Services, the Independent Contractor shall review, analyze, and make suggestions to the Corporation on all such matters referenced in the Recitals hereto. The Independent Contractor agrees and stipulates that this Agreement is a personal service contract under which Services shall be performed by particular agents and employees of the Independent Contractor who are subject to the approval of

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the Corporation from time to time. The Corporation initially approves Seymour
Holtzman, Richard L. Huffsmith, Jeremy Anderson, Joseph F. Litchman, and Wayne Green, together with support staff directly reporting to and under the personal supervision of such individuals as required for such Services, as individuals to perform Services hereunder. The Independent Contractor shall furnish the Corporation with a properly completed Request for Taxpayer Identification Number and Certification on Form W-9 upon receipt of said Form W-9 from the Corporation.

                                  SECTION FOUR
                                  COMPENSATION

      4.1 Subject to the provisions of this Section 4, the consideration to be furnished to the Independent Contractor by the Corporation for the Services rendered by the Independent Contractor under this Agreement shall consist of (a) a monthly payment of $21,500.00 and (b) the reimbursement of actual and direct out-of-pocket expenses incurred by the Independent Contractor in the rendering of Services under this Agreement.

      4.2 Subject to Section 15 hereof, the Corporation shall reimburse the Independent Contractor within thirty (30) days following receipt of documentation that satisfies the Corporation's travel and expense reimbursement policies, an amount in cash equal to the actual and direct cost of all reasonable out-of-pocket expenses incurred by the Independent Contractor in the rendering of Services under this Agreement.

                                  SECTION FIVE
                                    DURATION

      The term of this Agreement shall be for a period of two (2) years commencing on June 10, 2004, and ending on June 9, 2006 (the "Expiration Date"). However, either party may terminate this Agreement at any time prior to the Expiration Date upon thirty (30) days prior written notice to the other party. The provisions of Sections 5, 11, 12, 13 and 14 hereof shall survive any such expiration or early termination of this Agreement.

                                   SECTION SIX
                                  PLACE OF WORK

      It is understood that the Services shall be rendered primarily from the Independent Contractor's offices in Wilkes-Barre, Pennsylvania and Boca Raton, Florida.

                                  SECTION SEVEN
                              TIME DEVOTED TO WORK

      In performing the Services, the hours that approved agents and employees of the Independent Contractor work on any given day shall be entirely within the Independent Contractor's control and the Corporation shall rely upon the Independent Contractor to determine the number of hours as is reasonably necessary to fulfill the spirit and purpose of this Agreement.

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                                  SECTION EIGHT
                        STATUS OF INDEPENDENT CONTRACTOR

      The Independent Contractor and the Corporation acknowledge and agree that the Independent Contractor shall perform the Services hereunder as an "independent contractor" and not as agent or employee of the Corporation, and nothing herein shall be construed to be inconsistent with this relationship or status. The Independent Contractor, its agents and employees shall have no express or implied authority to act for, represent, bind or obligate the Corporation in any manner whatsoever. Accordingly, it is expressly understood and agreed between the parties hereto that the Independent Contractor is solely responsible for all labor and expenses in connection with the performance of every obligation of the Independent Contractor hereunder. The Independent Contractor assumes the responsibility for furnishing the Services hereunder and shall withhold and pay when due all employment taxes required by federal, state and local laws, including, without limitation, all social security and withholding taxes, and contributions for unemployment and compensation funds. The Independent Contractor acknowledges and understands that the Corporation will not maintain worker's compensation, health or liability insurance on behalf of the Independent Contractor. Notwithstanding the foregoing, any one or more employee of the Independent Contractor may from time to time be appointed by the Corporation's Board of Directors as officers or otherwise authorized representatives of the Corporation to act for and on behalf of the Corporation.

                                  SECTION NINE
                             MATERIALS AND EQUIPMENT

      Except as provided herein, the Independent Contractor shall furnish, at its own expense, all office space, materials and equipment necessary to carry out the terms of this Agreement.

                                   SECTION TEN
                                 WORK STANDARDS

      The Independent Contractor shall adhere to professional standards and shall perform all Services required under this Agreement in a manner consistent with generally accepted procedural standards.

                                 SECTION ELEVEN
                             COPYRIGHTS AND PATENTS

      The Corporation shall own all copyrights and/or patents developed by the Independent Contractor while performing the Services provided under this Agreement. All improvements, discoveries, ideas, inventions, concepts, trade names, trademarks, service marks, logos, processes, products, computer programs or software, subroutines, source codes, object codes, algorithms, machines, apparatuses, items of manufacture or composition of matter, or any new uses therefore or improvements thereon, or any new designs or modifications or configurations of any kind, or work of authorship of any kind, including without limitation, compilations and derivative works, and techniques (whether or not copyrightable or patentable) conceived, developed, reduced to practice or

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otherwise made by the Independent Contractor, or any of the Independent
Contractor's agents or employees, and in any ways related to the rendering of Services under this Agreement shall become property of the Corporation. The Independent Contractor agrees to assign, and hereby does assign (and hereby agrees to cause its agents and employees to assign), to the Corporation any and all such copyrights, patents and propriety rights in any such invention to the Corporation, together with the right to file and/or own wholly without restrictions applications for United States and foreign patents, trademark registration and copyright registration and any patent, or trademark or copyright registration issuing thereon.

                                 SECTION TWELVE
                     PRIVILEGED AND CONFIDENTIAL INFORMATION

      12.1 The Corporation and the Independent Contractor acknowledge that the Corporation has acquired and developed, and will continue to acquire and develop, information related to its business and its industry which is secret and confidential in character and is and will continue to be of great and unique value to the Corporation and its subsidiaries and affiliates. The term "confidential information" as used in this Agreement shall mean all trade secrets, propriety information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an employee of the Corporation or received by the Corporation from an outside source (including the Independent Contractor), which is in the possession of the Corporation, which is maintained in confidence by the Corporation or any subsidiary or affiliate of the Corporation or which might permit the Corporation or any subsidiary or affiliate of the Corporation or any of their respective customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary information, or other data or information, including, without limitation, information concerning the Corporation's business plans, real estate leasing terms, conditions and plans, occupancy costs, customers, suppliers, designs, advertising plans, marketing plans, merchandising plans, market studies and forecasts, competitive analyses, pricing policies, employee lists, and the substance of agreements with landlords, tenants, subtenants, customers, suppliers and others. The term "confidential information" also includes information that the Corporation has in its possession from third parties, that such third parties claim to be confidential or proprietary, and which the Corporation has agreed to keep confidential. However, the term "confidential information" as used in this Agreement shall not include information that is generally known to the public or in the trade as a result of having been disclosed by the Corporation in a press release or in a filing by the Corporation with the U.S. Securities and Exchange Commission. The Independent Contractor shall keep and maintain all confidential information in complete secrecy, and shall not use for itself or others, or divulge to others, any knowledge, data or other information relating to any matter which is confidential information relating to the Corporation obtained by

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the Independent Contractor as a result of its Services, unless authorized in writing by the Corporation in advance of such use or disclosure. All written information made available to the Independent Contractor by the Corporation, which concerns the business activities of the Corporation, shall be the Corporation's property and shall, if requested in writing by the Corporation, be delivered to it on the termination or expiration of this Agreement.

      12.2 The Independent Contractor acknowledges that money alone will not adequately compensate the Corporation for breach of any confidentiality agreement herein and, therefore, agrees that in the event of the breach or threatened breach of such agreement, in addition to other rights and remedies available to the Corporation, at law, in equity or otherwise, the Corporation shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof, and such rights and remedies shall be cumulative.

                                SECTION THIRTEEN
                                 INDEMNIFICATION

      13.1 The Independent Contractor shall defend, indemnify and hold harmless the Corporation (including, without limitation, the Corporation's successors, assigns, subsidiaries, affiliates and contractors and their respective officers, directors, employees, agents and other representatives) from and against all liabilities, losses, claims, actions, damages, expenses (including but not limited to attorneys' fees), suits and assessments (whether proven or not) based upon or arising out of damage or injury (including death) to persons or property caused by Independent Contractor in connection with the performance of Services, or based upon any violation of any applicable statute, law, ordinance, code or regulation. The Independent Contractor shall also defend, indemnify and hold harmless the Corporation against all liability and loss in connection with, and shall assume full responsibility for, payment of all federal, state, or local income taxes imposed or required under applicable laws with respect to Services performed and compensation paid the Independent Contractor under this Agreement.

      13.2 Notwithstanding anything contained in the preceding paragraph, the Corporation shall defend, indemnify and hold harmless the Independent Contractor (including, without limitation, the Independent Contractor's successors, assigns, subsidiaries, affiliates and contractors and their respective officers, directors, employees, agents and other representatives) from and against all liabilities, losses, claims, actions, damages, expenses (including but not limited to attorneys' fees), suits and assessments (whether proven or not) based upon or arising out of damage or injury (including death) to persons or property caused by the Corporation in connection with the Corporation's performance of its obligations under this Agreement (including, but not limited to, claims based upon the material supplied to the Independent Contractor by the Corporation and utilized by the Independent Contractor in performing the Services), or based upon any violation of any applicable statute, law, ordinance, code or regulation.

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                                SECTION FOURTEEN
                              COMPLIANCE WITH LAWS

      The parties agree that all obligations to be performed by the parties under this Agreement shall be performed in compliance with all then applicable federal, state and local laws and regulations.

                                 SECTION FIFTEEN
                                    APPROVALS

      15.1 In addition to approvals required by other Sections of this Agreement, the Independent Contractor shall seek to obtain the Corporation's written approval in advance of all expenditures in excess of four thousand dollars ($4,000.00) incurred in connection with the rendering of Services and for which the Independent Contractor seeks reimbursement from the Corporation. In addition, all estimates presented to the Corporation by the Independent Contractor for the Corporation's consideration and/or approval shall be carefully prepared and shall be based upon reasonable assumptions using the Independent Contractor's best judgment.

      15.2 All approvals by the Corporation must be in writing and shall be sought from the President and Chief Executive Officer of the Corporation, or such other person that the Board of Directors may designate in writing from time to time. If the Corporation fails to approve in writing any matter submitted for approval within fifteen (15) days from the date of its submission, then the matter submitted for approval shall be deemed to be disapproved.

                                 SECTION SIXTEEN
                                     NOTICES

      All notices and other communications required or permitted to be given under this Agreement by one party to another shall be in writing and the same shall be deemed effective when delivered (i) in person, (ii) by United States certified or registered first class or priority mail, return receipt requested,
(iii) by nationally-recognized overnight delivery or courier service, or (iv) by facsimile transmission, and addressed to the party's principal offices set forth on page one of this Agreement, or at such other address or facsimile telephone number as may be designated in writing by such party to the other in accordance with the requirements of this Section 16.

                                SECTION SEVENTEEN
                                  GOVERNING LAW

      This Agreement shall be construed and enforced according to the laws of the State of Delaware without regard to its principles of conflicts of laws. Any action on the Agreement or arising out of its terms and conditions shall be instituted and litigated in the courts of the State of Delaware. In accordance, the parties submit to the jurisdiction of the courts of the State of Delaware.

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The prevailing party in any such litigation shall be entitled to recover its reasonable attorneys' fees in addition to any damages that may result from a breach of this Agreement.

                                SECTION EIGHTEEN
                                  MISCELLANEOUS

      This Agreement may not be modified, amended, or waived, except by a writing executed by both parties hereto. This Agreement, and all attached or referenced schedules, exhibits and attachments, constitutes the full and entire understanding and agreement between the two parties with regard to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter. The section headings herein are for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation of this Agreement or the provisions hereof. Neither this Agreement nor any interest therein, or claim thereunder, shall be assigned or transferred by the Independent Contractor to any party or parties. If any provision of this Agreement shall to any extent be invalid or unenforceable, such invalid or unenforceable provision shall be reformed to the extent required to make it valid and enforceable to the maximum extent possible under law, and the remainder of this Agreement shall not be affected thereby, with each provision hereof being valid and enforceable to the fullest extent permitted by law. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, the parties have signed, sealed and delivered this Consulting Agreement in duplicate, each of which is deemed an original, as of the Effective Date.

ATTEST:                                  MM COMPANIES, INC.

_________________                        By:_________________________
                                                    (Signature)
                                         Print Name:_________________
                                         Title: _____________________



ATTEST:                                  JEWELCOR MANAGEMENT, INC.

_________________                        By: ___________________________
                                                      (Signature)
                                         Print Name:  Richard L. Huffsmith
                                         Title: Vice President/General Counsel